Execution Version

Exhibit 10.24
AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT
by and among
APOLLO GAMING HOLDINGS, L.P.,
AP GAMING VOTECO, LLC,
PLAYAGS, INC. (f/k/a AP GAMING HOLDCO, INC.)
and the other HOLDERS that are parties hereto
DATED AS OF JANUARY 29, 2018

TABLE OF CONTENTS
Page
Section 1.Definitions    1
Section 2.Transfers; Additional Parties    8
Section 3.Demand Registration Rights    12
Section 4.Piggyback Registration Rights    13
Section 5.Repurchase Rights    18
Section 6.Restrictive Covenants    21
Section 7.Notices    22
Section 8.Miscellaneous Provisions    24

This AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT dated as of January 29, 2018 (this “Agreement”), by and among APOLLO GAMING HOLDINGS, L.P., a Delaware limited partnership (the “Apollo Holder”), AP GAMING VOTECO, LLC, a Delaware limited liability company (“VoteCo”), and each other HOLDER that is a party hereto or who may become party to this Agreement from time to time in accordance with the provisions herein, and PLAYAGS, INC., a Nevada corporation, and formerly known as AP Gaming Holdco, Inc. (the “Company”), amends and restates in its entirety the Securityholders Agreement, dated as of April 28, 2014 (the “Original Agreement”), by and among the Apollo Holder, VoteCo, the Company and the other Holders thereto.
WHEREAS, contemporaneously with the execution of this Agreement, the Company intends to consummate an initial public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-1 filed by the Company (the “IPO”); and
WHEREAS, the parties hereto desire to amend and restate the Original Agreement to set forth certain respective rights and obligations on and after the consummation of the IPO.
NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:
Section 1.Definitions.
As used in this Agreement:
“Adoption Agreement” has the meaning given to such term in Section 2(a)(iii).
“Affiliate” means:
(a)    In the case of a Person (other than an individual), another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the avoidance of doubt, any co-investment vehicle controlled by any member of the Apollo Group shall be deemed to be an Affiliate of the Apollo Group hereunder.
(b)    In the case of an individual, (i) any member of the Immediate Family of such individual, including parents, siblings, spouse and children (including those by adoption) and any other Person who lives in such individual’s household; the parents, siblings, spouse, or children (including those by adoption) of such Immediate Family member, and in any such case any trust whose primary beneficiary is such individual or one or more members of such Immediate Family and/or such individual’s lineal descendants; (ii) the legal representative or guardian of such individual or of any such Immediate Family member in the event such individual or any such Immediate Family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with such individual.
As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VIII, L.P. or its Affiliates, other than the Apollo Holder, the Company and their respective Subsidiaries.
“Affiliated Entities” has the meaning given to such term in Section 6(a)(i).
“Agreement” has the meaning given to such term in the preamble.
“Apollo Group” means (a) the Apollo Holder, (b) Apollo Investment Fund VIII, L.P., (c) each of their respective Affiliates (including, for avoidance of doubt, any syndication vehicles) to which any transfers of Common Stock are made and (d) VoteCo, to the extent that it has beneficial ownership of shares of Common Stock pursuant to that certain Irrevocable Proxy and Power of Attorney of the Company, dated as of the date hereof.
“Apollo Holder” has the meaning given to such term in the preamble.
“Asset Sale” means any sale of assets of the Company, including the sale of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis, to a Person or Group that is not included in the Apollo Group.
“Bankruptcy Event” means with respect to any Management Holder (i) such Management Holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such Management Holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such Management Holder shall voluntarily file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction (including foreign jurisdictions); (iv) such Management Holder shall make a general assignment for the benefit of his, her or its creditors; (v) a judgment shall have been made against such Management Holder in response to relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction (including foreign jurisdictions); or (vi) a court of competent jurisdiction shall have entered a petition, order, judgment or decree appointing a receiver or trustee for such Management Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.
“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive, so long as they are made in good faith.
“Call Right” has the meaning given to such term in Section 5(a)(iv).
“Cause” means, unless otherwise defined in a Management Holder’s Award Agreement, (i) any definition of “Cause” in an employment, severance or similar agreement between the Company or any of its subsidiaries and the applicable Management Holder or (ii) if no such agreement is in effect or if any such agreement in effect does not define “Cause,” a termination based upon any one of the following, as determined in good faith by the Board: (1) failure to correct underperformance after written notification from the Board; (2) illegal or fraudulent conduct; (3) conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or other crime involving dishonesty, breach of trust, moral turpitude or physical harm to any person; (4) a determination by the Board that the Management Holder’s involvement with the Company or any of its Subsidiaries would have a negative impact on the ability of the Company or any of its Subsidiaries to receive or retain any licenses, including any Gaming Licenses (as defined in the Company’s articles of incorporation); (5) willful or material misrepresentation to the Company or any of its subsidiaries or to members of the Board relating to the business, assets or operations of the Company or any of its subsidiaries; (6) refusal to take any action as reasonably directed by the Board or any individual acting on behalf of or at the direction of the Board; or (7) material breach of any agreement with the Company or any of its Subsidiaries, which material breach has not been cured within ten days’ written notice from the Board.
“Common Stock” has the meaning given to such term in the recitals and shall include, when the context so requires, any Class B Shares (as defined in the Original Agreement) that were converted into shares of Common Stock upon the conversion of the Company from a Delaware corporation to a Nevada corporation (the “Conversion”).
“Company” has the meaning ascribed to such term in the preamble.
“Confidential Information” means information that is not generally known to the public (except for information known to the public because of the Management Holder’s violation of Section 6(c) of this Agreement or in breach of any other obligation owed by the Management Holder to the Company) and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by the Management Holder while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Management Holder proposes to disclose or use such information. Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination. For purposes of this definition, the “Company” shall mean the Company collectively with its Affiliates.
“Conversion” has the meaning ascribed to such term in the definition of Common Stock.
“Demand Notice” has the meaning ascribed thereto in Section 3(a).
“Demand Period” has the meaning ascribed thereto in Section 3(b).
“Disability” means, with respect to each Management Holder, unless otherwise defined in such Management Holder’s Award Agreement under the Company’s 2014 Long-Term Incentive Plan, that the Management Holder (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident, disability or health plan covering employees of the Company.
“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto), or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, with respect to each share of Common Stock or other capital stock with economic value held by any Management Holder:
(a)    With respect to any series or class of capital stock with economic value, the per share fair market value as determined by the Board in such manner as it deems appropriate.
(b)    Notwithstanding anything to the contrary contained in clause (a) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the per share fair market value of such securities shall be the most recent closing trading price, during regular trading hours, of such securities on the business day immediately prior to the date of determination as determined by the Board.
(c)    Neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at Fair Market Value determined in accordance with clause (a) as a result of the Fair Market Value, as so determined, being more or less than actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such officer, director, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value.
(d)    In the case of a Call Right provided pursuant to this agreement, Fair Market Value will be determined as of the date of exercise of the Call Right, as applicable, except (i) where provided otherwise in this Agreement or (ii) if necessary to avoid liability accounting, Fair Market Value will be determined as of the date of the repurchase made pursuant to exercise of the Call Right.
“Gaming Authority” means any commission, panel, board or similar body or organization of any Governmental Entity, including any Indian Tribe, with authority to regulate gambling or other games of chance or the manufacture, sale, lease, distribution or operation of gaming devices or equipment, the design, operation or distribution of internet gaming services or products, online gaming products and services, the ownership or operation of current or contemplated casinos or any other gaming activities and operations in a jurisdiction, including a tribal jurisdiction.
“Gaming Laws” means all Laws, including any rules, regulations, judgments, injunctions, orders, decrees or other restrictions of any Gaming Authority, applicable to the gaming industry, or any person engaged therein, or Indian Tribes or the manufacture, sale, lease, distribution or operation of gaming devices or equipment, the design, operation or distribution of internet gaming services or products, online gaming products and services, the ownership or operation of current or contemplated casinos or any other gaming activities and operations.
“Good Reason” means with respect to the voluntary resignation of any Management Holder: (i) if the Management Holder is at the time of resignation a party to an Award Agreement pursuant to the Company’s 2014 Long-Term Incentive Plan which defines such term, the meaning given in the Award Agreement; and (ii) otherwise, if the Management Holder is at the time of resignation a party to an employment, consulting or similar agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such agreement.
“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, county, provincial, local or foreign, including any governing authority of any Indian Tribe, or any agency, department, commission, board, bureau, instrumentality or authority thereof, or any court, arbitrator or mediator (public or private).
“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.
“Holders” mean the holders of securities of the Company who are parties to this Agreement, including the Apollo Holder.
“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of such Person.
“Indian Tribe” means any United States Native American Indian tribe, band, nation or other organized group or community recognized by the Secretary of the Interior of the United States of America as being eligible for special status as Indians and recognized as possessing powers of self-government.
“Initial Notice” has the meaning ascribed to such term in Section 4(a).
“IPO” has the meaning ascribed to such term in the recitals.
“IRA” has the meaning ascribed to such term in Section 2(b)(iii).
“Law” means any law, rule, regulation, judgment, injunction, order, decree or other restriction of any Governmental Entity.
“Majority Disposition” means a Disposition that would have the effect of transferring to a Person or Group that is not a member of the Apollo Group or a portfolio company of any members of the Apollo Group, a majority of the outstanding shares of Common Stock.
“Management Holder” means Holders who are employed by, or serve as consultants to or directors of, the Company or any of its Subsidiaries.
“Options” means the options issued to certain Holders pursuant to the Company’s 2014 Long-Term Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other options to purchase Common Stock issued by the Company.
“Original Agreement” has the meaning ascribed to such term in the preamble.
“Original Cost” with respect to Common Stock, means the original price paid by the Holder for such share of Common Stock, subject to appropriate adjustment for stock splits, stock dividends or other distributions, combinations and similar transactions. For the avoidance of doubt, the Original Cost of a share of Common Stock issued upon the exercise of an Option is the exercise price of such Option.
“PDF” has the meaning ascribed to such term in Section 8(j).
“Permitted Transferee” means, with respect to any Holder, any Affiliate of such Holder.
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Piggyback Registration Rights” has the meaning ascribed to such term in Section 4(a).
“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the shares of Common Stock covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein.
“Public Offering” has the meaning ascribed to such term in Section 4(c).
“Qualified Public Offering” means an underwritten public offering of shares of Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the Securities and Exchange Commission (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the shares of Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $100,000,000.
“Registrable Securities” shall mean shares of Common Stock (including any shares of Common Stock issuable or issued upon exercise, exchange or conversion of any securities exercisable, exchangeable or convertible into shares of Common Stock) held by the Apollo Group or Management Holders; provided, that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.
“Registration Request” has the meaning ascribed to such term in Section 3(c).
“Registration Statement” means a registration statement filed by the Company with the SEC.
“Repurchase Right” has the meaning ascribed to such term in Section 5(a)(iv).
“Restricted Period” has the meaning ascribed to such term in Section 6(a)(i).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subject Employee” has the meaning ascribed to such term in Section 2(b)(iii).
“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association, limited liability company or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association, limited liability company or other business entity or is or controls the managing director, managing member, manager or general partner of such partnership, association, limited liability company or other business entity.
“Transferee” has the meaning ascribed to such term in the preamble of the form of Adoption Agreement attached hereto as Exhibit A.
“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.
“VoteCo” has the meaning ascribed to such term in the preamble.
“Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) that relates to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by the Management Holder (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company or any of its Affiliates (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.
Section 2.    Transfers; Additional Parties.
(a)    Restrictions; Permitted Dispositions. Without the prior written consent of a majority of the Board then in office, no Holder shall (i) directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement or (ii) make any Disposition, directly or indirectly, through an Affiliate or otherwise except as expressly permitted by this Section 2. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by a Holder (including without limitation, all Options and all shares of Common Stock that may be acquired upon the exercise of any Option or upon a distribution pursuant to any deferred compensation plan), regardless of the manner in which such Holder initially acquired such shares of Common Stock or Options other than:
(i)    Dispositions by a Holder that is an individual to: (A) a guardian of the estate of such Holder; (B) an inter-vivos trust primarily for the benefit of such Holder; (C) an inter-vivos trust whose primary beneficiary is one or more of such Holder’s lineal descendants (including lineal descendants by adoption); or (D) the spouse of such Holder during marriage and not incident to divorce;
(ii)    Dispositions by a Holder that is an individual to (x) a Person who is a member of such Holders’ Immediate Family; provided, that such Person remains an Immediate Family member of such Holder or to (y) a trust established for the exclusive benefit of such Holder’s Immediate Family; and
(iii)    any Disposition permitted pursuant to Section 3 or Section 4.
provided, that in the case of each subclause of this Section 2(a), that such Disposition complies with the applicable securities rules and regulations and Gaming Laws in effect at the time of the Disposition and provided that each proposed Transferee executes an adoption agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company (an “Adoption Agreement”). Furthermore, each such permitted Transferee of any Holder to which shares of Common Stock are transferred shall, and such Holder shall cause such permitted Transferee to, transfer back to such Holder (or to another permitted Transferee of such Holder) any shares of Common Stock it owns if such permitted Transferee ceases to be a permitted Transferee of such Holder.
(b)    Additional Parties.
(i)    As a condition to the Company’s issuance of shares of Common Stock in any transaction other than a Public Offering, or the Company’s obligation to effect a transfer of shares of Common Stock permitted by this Agreement on the books and records of the Company (other than an issuance or a transfer to the Apollo Group or of any of the Apollo Group’s Affiliates, the Company or any Subsidiary of the Company), the Transferee shall (and the recipient, if requested to by the Company, shall) be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement.
(ii)    In the event that any Person acquires shares of Common Stock in a negotiated private transaction permitted by this Agreement prior to a Public Offering from (i) a Holder (other than the Apollo Holder) or any Affiliate or member of such Holder’s Group or (ii) any direct or indirect Transferee of such Holder or such Holder’s Group, such Person shall be subject to any and all obligations and restrictions of such Holder hereunder, as if such Person were such Holder named herein (except as otherwise provided in the Adoption Agreement executed by such Person and accepted by the Company). Additionally, if the restrictions specified in Section 2(c) are in effect, whenever a Management Holder makes a transfer of shares of Common Stock in a negotiated private transaction permitted by this Agreement, such shares of Common Stock shall contain a legend so as to inform any Transferee that such shares of Common Stock were held originally by a Management Holder and are subject to repurchase pursuant to Section 5 below based on the employment of or events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Management Holder by the Company, the Apollo Group or any of its Affiliates.
(iii)    If any shares of Common Stock are acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its Subsidiaries (the “Subject Employee”), such IRA shall be deemed to be a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 2(b)(ii) above.
(iv)    Any Holder that proposes to transfer shares of Common Stock in accordance with the terms and conditions hereof shall be responsible for any reasonable expenses incurred by the Company in connection with such transfer, and all expenses incurred by such Holder in connection with obtaining any approvals required under applicable Gaming Laws.
(c)    Securities Restrictions; Legends.
(i)    No shares of Common Stock shall be transferable except upon the conditions specified in this Section 2(c), which conditions are intended to insure compliance with the provisions of the Securities Act.
(ii)    Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of clause (iv) below) be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.
NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF SECURITIES OF THE COMPANY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SECURITYHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND UNLESS AND UNTIL THE APPROVALS OF ALL GAMING AUTHORITIES REQUIRING SUCH PRIOR CONSENTS HAVE BEEN OBTAINED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REDEMPTION AND OTHER RESTRICTIONS PURSUANT TO THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS, EACH AS AMENDED, A COPY OF EACH OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY, AND MADE A PART HEREOF AS FULLY AS THOUGH THE PROVISIONS OF SAID ARTICLES OF INCORPORATION AND BYLAWS WERE IMPRINTED IN FULL ON THIS CERTIFICATE, TO ALL OF WHICH THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS AND AGREES TO BE BOUND AND ARE, OR MAY BECOME, SUBJECT TO RESTRICTIONS IMPOSED BY APPLICABLE GAMING LAWS, REGULATIONS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, RESTRICTIONS ON OWNERSHIP, VOTING, DISTRIBUTIONS AND TRANSFER.”
(iii)    Any Holder of Common Stock, by acceptance thereof, agrees, prior to any voluntary Disposition, to give written notice to the Company of such Holder’s intention to affect such Disposition and to comply in all other respects with the provisions of this Section 2(c). Each such notice shall describe the manner and circumstances of the proposed Disposition. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such Holder, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Disposition does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such Holder shall be entitled to Dispose of such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within ten (10) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within ten (10) days after delivery of such opinion. Subject to clause (iv) below, each certificate or other instrument evidencing any such Disposed Common Stock shall bear the legend set forth in clause (ii) above unless (1) the opinion of counsel referred to above states that such legend is not required or (2) the Company shall have waived the requirement of such legend.
(iv)    Notwithstanding the foregoing provisions of this Section 2(c), the restrictions imposed by this Section 2(c) (other than those imposed by Gaming Laws) shall cease and terminate when (i) any such shares of Common Stock are sold or otherwise disposed of pursuant to an effective Registration Statement, or (ii) after a Qualified Public Offering, the Holder has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 2(c) shall terminate, the Holder shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in clause (ii) above and not containing any other reference to the restrictions imposed by this Section 2(c).
(d)    Gaming Laws Restrictions on Transfer. No Disposition of any security under this Section 2 or any other Section of this Agreement may be made, and no shares of Common Stock may be issued, except in compliance with all applicable Gaming Laws and following receipt of all approvals required thereunder.
(e)    Improper Dispositions. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any shares of Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders, and the Person(s) engaging in such Disposition or attempted Disposition shall indemnify and hold harmless the Company and each of the Holders from all losses, claims, damages, liabilities and expenses that such indemnified person may incur (including legal fees and expenses) in enforcing the provisions of this Agreement.
Section 3.    Demand Registration Rights.
(a)    Subject to the provisions of this Section 3, at any time and from time to time after the date hereof, the Apollo Group may make one or more written requests (“Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities.
(b)    All Registration Requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (a “Demand Notice”). Subject to Section 3(d), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the Registrable Securities which the Company has been so requested to register within one hundred eighty (180) days of such request (or within one hundred twenty (120) days of such request in the case of a Registration Request after a Qualified Public Offering (subject to any lock-up restrictions)). At any time prior to the registration, the Apollo Group may revoke such request by providing a notice to the Company revoking such request.
(c)    If the Company receives a Registration Request and the Company furnishes to the Apollo Group a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than fifty (50) days after the date such filing would otherwise be required hereunder. The Company shall not be permitted to take such action more than once in any 360-day period. If the Company shall so postpone the filing of a Registration Statement, the Apollo Group may withdraw its Registration Request by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Offering, the Company shall inform the Apollo Group of the Company’s intent to engage in a Public Offering and may require the Apollo Group to withdraw such Registration Request for a period of up to one hundred twenty (120) days so that the Company may complete its Public Offering. In the event that the Company ceases to pursue such Public Offering, it shall promptly inform the Apollo Group and the Apollo Group shall be permitted to submit a new Registration Request. For the avoidance of doubt, such requesting party shall have the right to participate in the Company’s Public Offering as provided in Section 4.
(d)    Registrations under this Section 3 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Apollo Group and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 3 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.
(e)    The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Apollo Group to dispose of all of the covered securities.
(f)    In the case of an Underwritten Offering, the Apollo Group shall select the underwriters, provided such selection is reasonably acceptable to the Company.
Section 4.    Piggyback Registration Rights.
(a)    Participation. Subject to Section 4(b), if at any time after the consummation of a Qualified Public Offering (or prior to the consummation of a Qualified Public Offering with the Company’s consent), the Company proposes to file a Registration Statement, whether on its own behalf or in connection with the exercise of any demand registration rights by the Apollo Group or any other Holder possessing such rights (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of debt securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form), with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 3 other than the initial Qualified Public Offering) that includes any Registrable Securities, then the Company shall give prompt notice (the “Initial Notice”) to the Apollo Group and the Management Holders, and such Holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the Apollo Group and the Management Holders, respectively, the right, subject to Section 4(b) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such holder may request and shall set forth (X) the anticipated filing date of such Registration Statement and (Y) the number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 4(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within ten (10) days after the Initial Notice has been given.
(b)    Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advise the Company that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling Apollo Group and Management Holders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:
(i)    In the event of an exercise of any demand registration rights by the Apollo Group or any other Holder or Holders possessing such rights:
(1)    first, the securities held by the Person(s) exercising such demand registration rights pursuant to Section 3 or pursuant to any other agreement containing demand registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;
(2)    second, the securities held by the Apollo Group and the Management Holders requested to be included in such registration pursuant to the terms of this Section 4, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;
(3)    third, the securities to be issued and sold by the Company in such registration; and
(4)    fourth, the securities held by any other Persons requested to be included in such registration pursuant to the terms of this Section 4 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.
(ii)    In all other cases:
(1)    first, the securities to be issued and sold by the Company in such registration;
(2)    second, the securities held by the Apollo Holder and the Management Holders requested to be included in such registration pursuant to the terms of this Section 4 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and
(3)    third, the securities held by all other Persons requesting their securities be included in such registration pursuant to the terms of this Section 4 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.
In the event that the managing underwriter or underwriters of such proposed Underwritten Offering determine that participation in such Underwritten Offering by a particular Holder or group of Holders would be likely to adversely affect such Underwritten Offering, such Holder or Holders shall not participate in such Underwritten Offering.
(c)    Lock-ups.
(i)    If the Company shall register Registrable Securities under the Securities Act for sale to the public (a “Public Offering”), no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any shares of Common Stock without the prior written consent of VoteCo and the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, shares of Common Stock. In addition, if requested by the managing underwriter(s), in connection with the initial Public Offering, all Holders shall enter into a customary lock-up agreement with the managing underwriter(s). In connection with an underwritten Public Offering following a Qualified Public Offering, no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any shares of Common Stock, for such period as shall be required by the managing underwriter of such Public Offering.
(ii)    In connection with the initial Public Offering, the Management Holders shall agree with the Company to lock-up their shares of Common Stock for a period of one year from and after the completion of such initial Public Offering, subject to customary exceptions in the Company’s discretion.
(d)    Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement, provided that the Company shall promptly notify each Holder who was to participate in such offering in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such unfilled or withdrawn Registration Statement and no Holder shall be deemed to have made a Registration Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 3(f), the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.
(e)    Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by VoteCo and the Company and provides the questionnaires, powers of attorney, customary indemnities, underwriting agreements, lock-ups (subject to Section 4(c) above) and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.
(f)    Expenses. The Company will pay all registration fees and other expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Holders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Apollo Group.
(g)    Indemnification.
(i)    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Holder, and in the case of the Apollo Holder, its officers, managers, employees, representatives, Affiliates, the Apollo Group and any portfolio companies of any members of the Apollo Group, and in the case of VoteCo, its officers, managers, employees, and representatives, against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.
(ii)    Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any statement or affidavit furnished in writing by such selling Holder to the Company expressly for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.
(iii)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.
(iv)    Other Indemnification. Indemnification similar to that specified in this Section 4(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.
(v)    Contribution. If for any reason the indemnification provided for in the preceding clauses g(i) and g(ii) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by the preceding clauses g(i) and g(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.
Section 5.    Repurchase Rights.
(a)    Company Call Rights.
(i)    In the event that a Management Holder’s employment is terminated by the Company or, if applicable, an Affiliate thereof, for Cause or is terminated by such Management Holder without Good Reason, then the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such Management Holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any shares of Common Stock then issuable upon exercise of any Options held by such Management Holder) in accordance with this Section 5 for the lesser of (i) Original Cost and (ii) Fair Market Value. If Fair Market Value was determined at any time during the twelve-month period prior to such closing date, the Fair Market Value as of such closing date shall be deemed to equal the most recent determination of Fair Market Value during such twelve-month period unless the Board, in its sole discretion, otherwise elects to recalculate the Fair Market Value as of such closing date. Only to the extent necessary to comply with Section 409A of the Code, with respect to shares of Common Stock received by a Management Holder upon exercise of any Options, the provisions of this Section 5(a)(i) shall cease to apply on the ten-year anniversary of the grant of such Options to such Management Holder.
(ii)    In the event that a Management Holder’s employment is terminated other than as described in Section 5(a)(i), then the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such Management Holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any shares of Common Stock then issuable upon exercise of any Options held by such Management Holder) in accordance with this Section 5 for Fair Market Value. If Fair Market Value was determined at any time during the twelve month period prior to such closing date, the Fair Market Value as of such closing date shall be deemed to equal the most recent determination of Fair Market Value during such twelve-month period unless the Board, in its sole discretion, otherwise elects to recalculate the Fair Market Value as of such closing date.
(iii)    From and after a Bankruptcy Event with respect to any Management Holder, the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution of any deferred compensation plan or any shares of Common Stock issuable upon exercise of any Options held by any such Management Holder) in accordance with this Section 5 for Fair Market Value.
(iv)    Following the occurrence of any of the events set forth in Section 5(a)(i), Section 5(a)(ii), and Section 5(a)(iii) (each a “Repurchase Event”), the Company or any of its Subsidiaries may exercise its right of repurchase (a “Call Right”) until the date occurring ninety (90) days after the relevant Repurchase Event; provided, however, that (A) with respect to shares of Common Stock acquired by a Management Holder after such Repurchase Event (whether by exercise of Options, distribution of shares of Common Stock from any equity compensation plan, deferred compensation plan or otherwise), the Company or any of its Subsidiaries may exercise its right to purchase such shares of Common Stock until the date occurring six (6) months after the acquisition of such shares of Common Stock by such Management Holder, and (B) if the termination of employment giving rise to a Repurchase Event is due to death or Disability, the Company or any of its Subsidiaries may exercise its Call Right with respect to such Management Holder until the date occurring 180 days after such Repurchase Event.
(b)    The Apollo Group Repurchase Right. The Company or a Subsidiary thereof shall give written notice to the Apollo Group (other than VoteCo) stating whether the Company or any Subsidiary will exercise such Call Rights pursuant to clause (a) above. If such notice states that the Company and its Subsidiaries will not exercise their Call Right for all or a portion of the shares of Common Stock then subject thereto, the Apollo Group (other than VoteCo) shall have the right to purchase such shares of Common Stock not purchased by the Company or its Subsidiaries on the same terms and conditions as the Company and its Subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) such longer period as specified in subclauses (A) and (B) of Section 5(a)(iv), if applicable.
(c)    Closing. The closing of any purchase of shares of Common Stock pursuant to this Section 5 shall take place on a date designated by the Company, one of its Subsidiaries, or the Apollo Group, as applicable, in accordance with the applicable provisions of this Section 5; provided, that if necessary to avoid liability accounting, the closing with respect to a Management Holder will be deferred until such time as the applicable Management Holder has held the shares of Common Stock for a period of at least six (6) months and one day. The Company, one of its Subsidiaries, or the Apollo Group, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 5 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such Subsidiary or the Apollo Group, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Management Holder, so long as such transaction is consistent with the terms of this Agreement.
(d)    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, (i) all purchases of shares of Common Stock by the Company, its Subsidiaries or the Apollo Group shall be subject to applicable restrictions contained in any federal, state or non-U.S. law; (ii) if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock which the Company, the Subsidiaries thereof or the Apollo Group is otherwise entitled or required to make pursuant to this Section 5, then the Company, the Subsidiaries thereof and the Apollo Group shall have the option to make such purchases pursuant to this Section 5 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions; and (iii) the Company and its Subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 5 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the indebtedness of the Company or any of its Subsidiaries. In the event that any shares of Common Stock are sold by a Holder pursuant to this Section 5, the Holder, and such Holder’s successors, assigns or representatives, will take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner. For the avoidance of doubt, in the event a repurchase is delayed pursuant to the terms of this Section 5(d), the determination date for purposes of determining the Fair Market Value shall be the date on which the closing date of the purchase of the applicable shares would have occurred but for the delay.
(e)    Withholdings. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable Law, or may permit a Holder to elect to pay the Company any such required withholding taxes. If such Holder so elects, the payment by such Holder of such taxes shall be a condition to the receipt of amounts payable to such Holder under this Agreement. The Company shall, to the extent permitted or required by Law, have the right to deduct any such taxes from any payment otherwise due to such Holder.
Section 6.    Restrictive Covenants.
(a)    Non-Solicitation; Non-Competition. Each Management Holder shall be bound by the non-competition and non-solicitation provisions contained in this Section 6(a), except that if any Management Holder is a party to a subscription, employment or other agreement with the Company or any of its Subsidiaries which contains non-compete and non-solicitation provisions, such Management Holder shall only be bound by the non-compete and non-solicitation provisions contained in such other agreement and shall not be bound by the provisions of this Section 6.
(i)    Non-Solicitation. During the period commencing on the date hereof and ending on the date of the one-year anniversary of the Management Holder’s termination of employment for any reason (such period, the “Restricted Period”), the Management Holder shall not directly or indirectly (i) induce or attempt to induce any employee, consultant or independent contractor of the Company or any Affiliate of the Company (collectively, the “Affiliated Entities” and each such entity an “Affiliated Entity”) to leave the Company or such Affiliated Entity, or in any way interfere with the relationship between the Company or any such Affiliated Entity, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who is an employee or independent contractor of the Company or any Affiliated Entity until twelve (12) months after such individual’s relationship with the Company or such Affiliated Entity has been terminated for any reason or (iii) induce or attempt to induce any customer (including former customers who were customers at any time during the three-year period immediately prior to such inducement or attempted inducement), supplier, licensee or other business relation of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any subsidiary, on the other hand.
(b)    Non-Competition. Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Subsidiaries and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Subsidiaries’ and their predecessors’ trade secrets and with other confidential information concerning the Company, its Subsidiaries and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, each Management Holder agrees that, during the Restricted Period, such Management Holder shall not, within any jurisdiction or marketing area in which the Company or any of its Subsidiaries is doing business or intends to do business at any time during such Management Holder’s employment with the Company and its affiliates or during the six-month period following the termination of such employment, directly or indirectly, own, manage, operate, control, be employed or retained by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation), participate in the ownership, management, operation or control of, or otherwise render services to or engage in, any business that engages in any line of business conducted by the Company or any of its Subsidiaries at any time during such Management Holder’s employment with the Company and its affiliates or during the six-month period following the termination of such employment; provided, that ownership of securities of two percent (2%) or less of any publicly traded class of securities of a public company shall not violate this paragraph.
(c)    Non-Disclosure; Non-Use of Confidential Information. Each Management Holder shall not disclose or use at any time, either during his employment with the Company and its Affiliates or thereafter, any Confidential Information of which the Management Holder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by such Management Holder’s performance in good faith of duties assigned to such Management Holder by the Company. Each Management Holder shall take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. Each Management Holder shall deliver to the Company at the termination of his employment with the Company and its Affiliates, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product of the business of the Company or any of its Affiliates that the Management Holder may then possess or have under his control. The non-disclosure and non-use of Confidential Information obligations pursuant to this Section 6(c) shall survive the termination of each Management Holder’s employment with the Company and its Affiliates. This foregoing does not limit any other non-disclosure or confidentiality obligation otherwise applicable to such Management Holder.
(d)    Proprietary Rights. The Management Holder recognizes that the Company and its Affiliates possess a proprietary interest in all Confidential Information and Work Product and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Management Holder, except as otherwise agreed between the Company and the Management Holder in writing. The Management Holder expressly agrees that any Work Product made or developed by the Management Holder or the Management Holder’s agents or Affiliates during the course of the Management Holder’s employment, including any Work Product which is based on or arises out of Work Product, shall be the property of an inure to the exclusive benefit of the Company and its Affiliates. The Management Holder further agrees that all Work Product developed by the Management Holder (whether or not able to be protected by copyright, patent or trademark) during the course of such Management Holder’s employment, or involving the use of the time, materials or other resources of the Company or any of its Affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Management Holder shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.
Section 7.    Notices.
All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) the third (3rd) business day following the day on which the same is sent by certified or registered mail, postage prepaid or (e) the day on which the same is sent via e-mail and has been confirmed via telephone. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
If to the Company:
PlayAGS, Inc.
5475 S. Decatur Blvd., Suite 100
Las Vegas, Nevada
Attention:     Vic Gallo
Email:     v.gallo@playags.com
Telephone:     702-724-1111
with a copy (which shall not constitute notice) to:
Apollo Gaming Holdings, L.P.
c/o Apollo Management VIII, L.P.
9 West 57th St.
New York, New York 10019
Attention:     David Sambur
Email:     sambur@apollolp.com
Attention:     Laurie Medley
Email:         lmedley@apollolp.com
Telephone:     212-515-3484
Facsimile:     646-390-1501
If to the Apollo Group:
Apollo Gaming Holdings, L.P.
c/o Apollo Management VIII, LP
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention:     David Sambur
Email:         sambur@apollolp.com
Attention:     Laurie Medley
Email:         lmedley@apollolp.com
Telephone:     212-515-3484
Facsimile:     646-390-1501
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:     Ross A. Fieldston
Email:        rfieldston@paulweiss.com
Telephone:    212-373-3075
Facsimile:    212-492-0075
If to any Management Holder: to the address set forth with respect to such Management Holder in the Company’s records.
The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth in this Section 7 shall be effective for all purposes.
Section 8.    Miscellaneous Provisions.
(a)    THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEVADA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
(b)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.
(c)    Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.
(d)    This Agreement shall be binding upon the Company, the Apollo Holder, VoteCo, the Management Holders, any other Holders, any spouses of individual Holders, and their respective heirs, executors, administrators and permitted successors and assigns.
(e)    This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company, the Apollo Holder and VoteCo; provided, however, that (x) if an amendment or waiver would materially disproportionately adversely affect the rights or obligations of the Management Holders as a group relative to the Apollo Holder, such instrument in writing shall also require the signatures of Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date of such amendment or waiver. Notwithstanding the foregoing, if the Company issues a new class of capital stock, the Company may in good faith amend the terms of this Agreement to reflect such issuance and apply the terms of this Agreement to such new class of capital stock; provided, however, that (x) if such issuance would materially disproportionately adversely affect the rights or obligations of the Management Holders as a group relative to the Apollo Holder, such instrument in writing shall also require the signatures of Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date of such amendment or waiver.
(f)    This Agreement shall terminate automatically upon the earlier to occur of: (i) the dissolution of the Company (it being understood that neither the Conversion nor any other event after which the Company continues to exist as a limited liability company or in another form, whether incorporated in Nevada or in another jurisdiction, shall constitute a dissolution) or (ii) the consummation of a Majority Disposition; provided, however, that if Registrable Securities have been registered pursuant to Section 3 or Section 4 hereof prior to such termination, Section 4(g) shall survive such termination.
(g)    Any Holder who disposes of all of his, her or its shares of Common Stock in conformity with the terms of this Agreement shall have no further rights hereunder other than rights to indemnification under Section 4, if applicable (it being understood and agreed, for the avoidance of doubt, that the obligations and restrictions under Section 6 hereof shall continue to apply to a Management Holder after such Disposition in accordance with the terms of Section 6).
(h)    The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the shares of Common Stock or other Company securities they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any shares of Common Stock or other securities of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.
(i)    Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).
(j)    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or Portable Document Format (“PDF”) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.
(k)    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Law.
(l)    Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.
(m)    The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in Eighth Judicial District Court, located in Clark County, Nevada, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Nevada. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, or service in accordance with Section 8 or any other manner permitted by applicable Law, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.
(n)    No course of dealing between the Company, its Subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
(o)    Except as otherwise expressly provided herein, this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.
(p)    Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.
(q)    If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.
(r)    No officer or director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.
(s)    In the event of any amendment or material waiver of this Agreement, the Company shall provide the Holders with a written notice of such amendment or waiver, with such notice conforming to the requirements set forth in Section 7 above. A copy of this Agreement and of all amendments hereto shall be filed and maintained at the principal offices of the Company.
(t)    In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Common Stock, such additional Common Stock, as a condition to its issuance, shall become subject to the terms and provisions of this Agreement.
(u)    Notwithstanding anything to the contrary contained herein, but subject to Section 2, the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.
(v)    Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding that certain of the Holders may be limited partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that, except as required by applicable Law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against the Apollo Group or any of its Affiliates or any of its or their former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, accountants, advisors, managers, general or limited partners, assignees or representatives (“Related Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company, the Apollo Group or any Holder, under this Agreement or any documents or instruments delivered in connection with this Agreement in respect of or by reason of obligations or liabilities or their creation.

Doc#: US1:11613968v8

This Agreement is executed by the Company and by each Holder and spouse of each Holder to be effective as of the date first above written.
PLAYAGS, INC.

By:	/s/ David Lopez Name: David Lopez Title: Chief Executive Officer and President
APOLLO GAMING HOLDINGS, L.P.

By: Apollo Gaming Holdings GP, LLC,
its general partner

By:	/s/ David Sambur Name: David B. Sambur Title: Chief Executive Officer, President, Treasurer and Secretary
AP GAMING VOTECO, LLC

By:	/s/ Marc Rowan Name: Marc Rowan Title: Member

By:	/s/ David Sambur Name: David B. Sambur Title: Member

[Signature Page to AP Gaming Holdco, Inc. Securityholders Agreement]
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This Agreement is executed by the Company and by each Holder and spouse of each Holder to be effective as of the date first above written.
/s/ David Lopez
Name of Holder: David Lopez
/s/ Lisa Lopez
Name of Holder: Lisa Lopez
/s/ Victor Gallo
Name of Holder: Victor Gallo
/s/ Kris Morishige
Name of Holder: Kris Morishige
/s/ Ofir Ventura
Name of Holder: Ofir Ventura
/s/ Cecilia Venture
Name of Holder: Cecilia Venture
/s/ John Hemberger
Name of Holder: John Hemberger
/s/ Julia Boguslawski
Name of Holder: Julia Boguslawski
/s/ Kimo Akiona
Name of Holder: Kimo Akiona
/s/ Robert Perry
Name of Holder: Robert Perry
/s/ Ashley S. Perry
Name of Holder: Ashley S. Perry

[Signature Page to PlayAGS, Inc. Amended and Restated Securityholders Agreement]

/s/ Zbigniew Czyzewski
Name of Holder: Zbigniew Czyzewski
/s/ Magdalena Young-Czyzewski
Name of Holder: Magdalena Young-Czyzewski
/s/ Julia Boguslawski
Name of Holder: Julia Boguslawski
/s/ John Hemberger
Name of Holder: John Hemberger
/s/ Alan Siegal
Name of Holder: Alan Siegal
/s/ Matthew Reback
Name of Holder: Matthew Reback
/s/ Ann Reback
Name of Holder: Ann Reback
/s/ Andrew Burke
Name of Holder: Andrew Burke
/s/ Adrianne Burke
Name of Holder: Adrianne Burke

EXHIBIT A
ADOPTION AGREEMENT
This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Amended and Restated Securityholders Agreement, dated as of January 29, 2018, copy of which is attached hereto (as it may be amended from time to time, the “Securityholders Agreement”), by the transferee or the recipient of an issuance by the Company, as applicable, (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:
1.     Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of PlayAGS, Inc., a Nevada corporation (the “Company”), subject to the terms and conditions of the Securityholders Agreement, among the Company, Apollo Gaming Holdings, L.P., AP Gaming VoteCo, LLC and the Holders party thereto. Capitalized terms used herein without definition are defined in the Securityholders Agreement and are used herein with the same meanings set forth therein.
2.     Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Securityholders Agreement, pursuant to the terms thereof, (ii) hereby adopts the Securityholders Agreement with the same force and effect as if he, she or it were originally a party thereto and (iii) agrees that Transferee shall be deemed to be a [insert “Management Holder” or “Holder,” as applicable] for purposes of the Securityholders Agreement.
3.     Notice. Any notice required as permitted by the Securityholders Agreement shall be given to Transferee at the address listed below Transferee’s signature.
4.     Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEVADA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
5.     Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Securityholders Agreement, to the terms of the Securityholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Adoption Agreement as of the date written below.
Date:
[NAME]

By:	Name: Title:
Address for Notices:

[Signature Page to AP Gaming Holdco, Inc. Securityholders Agreement]
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